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                                                           Exhibit 99.(g)(1)(vi)

                                    AMENDMENT
                                       TO
                               CUSTODIAN AGREEMENT

     AMENDMENT, effective as of _____________, 2004 by and between ING Partners, Inc., a company organized under the laws of the state of Maryland (the "Company") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

     WHEREAS the Company and Investors Bank entered into a Custodian Agreement dated December 14, 2001, as amended, (the "Custodian Agreement"); and

     WHEREAS, the Company and Investors Bank desire to amend the Custodian Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. APPENDIX A to the Custodian Agreement is hereby deleted in its entirety and replaced with the attached AMENDED APPENDIX A.

     2. Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


ING PARTNERS, INC.                         INVESTORS BANK & TRUST COMPANY


By:                                        By:
    --------------------------------          --------------------------------
         Laurie M. Tillinghast             Name:
             Vice President                Title:

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                               AMENDED APPENDIX A
                                       TO
                               CUSTODIAN AGREEMENT

                          SERIES OF ING PARTNERS, INC.

ING Aeltus Enhanced Index Portfolio
ING American Century Select Portfolio
ING American Century Small Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Goldman Sachs(R) Capital Growth Portfolio
ING Goldman Sachs(R) Core Equity Portfolio
ING JPMorgan Fleming International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING MFS Capital Opportunities Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Salomon Brothers Aggressive Growth Portfolio
ING Salomon Brothers Fundamental Value Portfolio
ING Salomon Brothers Investors Value Portfolio
ING Salomon Brothers Large Cap Growth Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

Dated: _______________, 2004